Exhibit 23.1

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM CONSENT

We consent to the use in this Registration Statement of OL Funding, Inc. and Subsidiary on Form 10 of our report dated October 5, 2007, for OL Funding, Inc. and Subsidiary appearing in this Registration Statement.

/s/ Creason & Associates, P.L.L.C.
Creason & Associates, P.L.L.C.
Tulsa, Oklahoma

October 15, 2007

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